OYO GEOSPACE News Release

7007 Pinemont Drive

Houston, Texas 77040 USA

Contact:

Gary D. Owens

Chairman, President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

OYO GEOSPACE SELLS 14,850 GSR WIRELESS CHANNELS

Houston, Texas - July 7, 2011 - OYO Geospace (NASDAQ: OYOG) today announced that it has sold to Dawson Geophysical Company 14,850 channels of its GSR wireless data acquisition system. This $15.6 million sale will be reflected in the company's results for its fiscal third quarter ended June 30, 2011.

Gary D. Owens, OYO Geospace's Chairman, President and CEO said, "We are pleased with Dawson's decision to add these additional GSR wireless channels to their current GSR equipment fleet. This transaction underscores our plans of making GSR wireless technology available to our customers under a rent-to-own strategy. This sale significantly increases the number of customer-owned wireless channels in the marketplace and continues the pace of GSR channel sales we experienced in both the first and second quarters of fiscal year 2011."

OYO Geospace designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures equipment and film for the thermal printing industry worldwide.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.